Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of The LGL Group, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements of The LGL Group, Inc., appearing in the Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Orlando, Florida

October 23, 2020